Exhibit 10.13

ADVISORY AGREEMENT

between

KBS REAL ESTATE INVESTMENT TRUST, INC.

and

KBS CAPITAL ADVISORS LLC

November 8, 2016

EAST\126876847.2

i
EAST\126876847.2

17.02 Modification	25
17.03 Severability	25
17.04 Construction	25
17.05 Entire Agreement	25
17.06 Waiver	25
17.07 Gender	25
17.08 Titles Not to Affect Interpretation	25
17.09 Counterparts	25

ii
EAST\126876847.2

ADVISORY AGREEMENT
This Advisory Agreement, dated as of November 8, 2016 (the “Agreement”), is between KBS Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”).
W I T N E S S E T H
WHEREAS, the Company desires to avail itself of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company, all as provided herein; and
WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
The following defined terms used in this Agreement shall have the meanings specified below:
“Acquisition Expenses” means any and all expenses, excluding the fee payable to the Advisor pursuant to Section 8.01, incurred by the Company, the Advisor or any Affiliate of either in connection with the selection, acquisition or development of any property, loan or other potential investment, whether or not acquired or originated, as applicable, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on properties or other investments not acquired, accounting fees and expenses, and title insurance premiums.
“Acquisition Fees” means the fee payable to the Advisor pursuant to Section 8.01 plus all other fees and commissions, excluding Acquisition Expenses, paid by any Person to any Person in connection with making or investing in any Property, Loan or other Permitted Investment or the purchase, development or construction of any Property by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to Persons not Affiliated with the Advisor in connection with the actual development and construction of a Property.
“Advance” shall have the meaning set forth in Article 16.
“Advisor” means (i) KBS Capital Advisors LLC, a Delaware limited liability company, or (ii) any successor advisor to the Company.

EAST\126876847.2

“Affiliate” or “Affiliated.” An Affiliate of another Person includes any of the following: (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (ii) any Person directly or indirectly owning, controlling, or holding with the power to vote 10% or more of the outstanding voting securities of such other Person; (iii) any legal entity for which such Person acts as an executive officer, director, trustee, or general partner; (iv) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; and (v) any executive officer, director, trustee, or general partner of such other Person. An entity shall not be deemed to control or be under common control with an Advisor-sponsored program unless (i) the entity owns 10% or more of the voting equity interests of such program or (ii) a majority of the board of directors (or equivalent governing body) of such program is composed of Affiliates of the entity.
“Appraised Value” means the value according to an appraisal made by an Independent Appraiser.
“Articles of Incorporation” means the Articles of Incorporation of the Company under Title 2 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.
“Asset Management Fee” shall have the meaning set forth in Section 8.02.
“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties, Loans and other Permitted Investments secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.
“Board of Directors” or “Board” means the persons holding such office, as of any particular time, under the Articles of Incorporation of the Company, whether they be the Directors named therein or additional or successor Directors.
“Bylaws” means the bylaws of the Company, as amended from time to time.
“Cash from Financings” means the net cash proceeds realized by the Company from the financing of Properties, Loans or other Permitted Investments or from the refinancing of any Company indebtedness (after deduction of all expenses incurred in connection therewith).
“Cash from Sales and Settlements” means the net cash proceeds realized by the Company (i) from the sale, exchange or other disposition of any of its assets or any portion thereof after deduction of all expenses incurred in connection therewith and (ii) from the prepayment, maturity, workout or other settlement of any Loan or Permitted Investment or portion thereof after deduction of all expenses incurred in connection therewith. In the case of a transaction described in clause (i) (C) of the definition of “Sale” and (i)(B) of the definition of “Settlement,” Cash from Sales and Settlements means the proceeds of any such transaction actually distributed to the Company from the Joint Venture or partnership. Cash from Sales and Settlements shall not include Cash from Financings.

EAST\126876847.2

“Cash from Sales, Settlements and Financings” means the total sum of Cash from Sales and Settlements and Cash from Financings.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
“Company” means KBS Real Estate Investment Trust, Inc., a corporation organized under the laws of the State of Maryland.
“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of property that is reasonable, customary, and competitive in light of the size, type, and location of the property.
“Conflicts Committee” shall have the meaning set forth in the Company’s Articles of Incorporation.
“Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.
“Contract Sales Price” means the total consideration received by the Company for the sale of a Property, Loan or other Permitted Investment.
“Cost of JV Investment” shall equal the product of (i) the amount actually paid or allocated to the purchase, development, construction or improvement of Properties by the New Leaf – KBS JV, LLC, inclusive of fees and expenses related thereto, and the amount of any outstanding debt associated with such Properties and the venture and (ii) the percentage that represents the Company’s economic interest in New Leaf – KBS JV, LLC.
“Cost of Loans and other Permitted Investments” means the sum of the cost of all Loans and Permitted Investments held, directly or indirectly, by the Company or the Partnership, calculated each month on an ongoing basis, and calculated as follows for each investment: the lesser of (i) the amount actually paid or allocated to acquire or fund the Loan or Permitted Investment (inclusive of fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment) and (ii) the outstanding principal amount of such Loan or Permitted Investment (plus the fees and expenses related to the acquisition or funding of such investment), as of the time of calculation. With respect to any Loan or Permitted Investment held by the Company or the Partnership through a Joint Venture or partnership of which it is, directly or indirectly, a co-venturer or partner, such amount shall be the Company’s proportionate share thereof.
“Cost of Real Estate Investments” means the sum of (i) with respect to Properties wholly owned, directly or indirectly, by the Company, the amount actually paid or allocated to the purchase, development, construction or improvement of Properties, inclusive of fees and expenses related thereto, plus the amount of any outstanding debt attributable to such Properties and (ii) in the case of Properties owned by any Joint Venture or partnership in which the Company or the Partnership

EAST\126876847.2

is, directly or indirectly, a co-venturer or partner, the portion of the amount actually paid or allocated to the purchase, development, construction or improvement of Properties, inclusive of fees and expenses related thereto, plus the amount of any outstanding debt associated with such Properties that is attributable to the Company’s investment in the Joint Venture or partnership.
“Dealer Manager” means (i) KBS Capital Markets Group LLC, a Delaware limited liability company, or (ii) any successor dealer manager to the Company.
“Development Fee” means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the Property, either initially or at a later date.
“Director” means a member of the Board of Directors of the Company.
“Disposition Fee” shall have the meaning set forth in Section 8.03(i).
“Distributions” means any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.
“Funds from Operations” means funds from operations as defined by NAREIT plus (i) any Acquisition Expenses and Acquisition Fees expensed by the Company and that are related to any Property, Loan or other Permitted Investment acquired or expected to be acquired by the Company and (ii) any non-operating non-cash charges incurred by the Company, such as impairments of Property or Loans, any other than temporary impairments of marketable securities, or other similar charges.
“GAAP” means accounting principals generally accepted in the United States.
“GKK Mezzanine Loan” shall have the meaning set forth in Section 8.03(ii).
“GKK Properties” shall have the meaning set forth in Section 8.03(ii).
“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Organization and Offering Expenses.
“Independent Appraiser” means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is a qualified appraiser of real estate as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers (“M.A.I.”) or the Society of Real Estate Appraisers (“S.R.E.A.”) shall be conclusive evidence of such qualification.
“Invested Capital” means the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for redemption of Shares.

EAST\126876847.2

“Joint Venture” means any joint venture, limited liability company or other Affiliate of the Company that owns, in whole or in part, on behalf of the Company any Properties, Loans or other Permitted Investments.
“Listed” or “Listing” shall have the meaning set forth in the Company’s Articles of Incorporation.
“Loans” means mortgage loans and other types of debt financing investments made by the Company or the Partnership, either directly or indirectly, including through ownership interests in a Joint Venture or partnership, and including, without limitation, mezzanine loans, B-notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests, and participations in such loans.
“Market Value” shall have the meaning set forth in Section 8.05
“NASAA Guidelines” means the NASAA Statement of Policy Regarding Real Estate Investment Trusts as in effect on the date hereof.
“New Leaf-KBS Management Fee” shall have the meaning set forth in Section 8.02(ii).
“Net Income” means, for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company’s assets.
“Offering” means any offering of Shares that is registered with the SEC, excluding Shares offered under any employee benefit plan.
“Operating Cash Flow” means Operating Revenue Cash Flows minus the sum of (i) Operating Expenses, (ii) all principal and interest payments on indebtedness and other sums paid to lenders, (iii) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (iv) taxes, (v) incentive fees paid in compliance with Section IV.F. of the NASAA Guidelines and (vi) Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of property, and other expenses connected with the acquisition, disposition, and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
“Operating Expenses” means all costs and expenses incurred by the Company, as determined under GAAP, that in any way are related to the operation of the Company or to Company business, including fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad loan reserves, (v)

EAST\126876847.2

incentive fees paid in compliance with Section IV.F. of the NASAA Guidelines and (vi) Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of property, and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
“Operating Revenue Cash Flows” means the Company’s cash flow from ownership and/or operation of (i) Properties, (ii) Loans, (iii) Permitted Investments, (iv) short-term investments, and (v) interests in Properties, Loans and Permitted Investments owned by any Joint Venture or any partnership in which the Company or the Partnership is, directly or indirectly, a co-venturer or partner.
“Organization and Offering Expenses” means all expenses incurred by or on behalf of the Company in connection with or in preparing the Company for registration of and subsequently offering and distributing its Shares to the public, whether incurred before or after the date of this Agreement, which may include but are not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); any expense allowance granted by the Company to the underwriter or any reimbursement of expenses of the underwriter by the Company; expenses for printing, engraving and mailing; compensation of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants’ and attorneys’ fees.
“Partnership” means KBS Limited Partnership, a Delaware limited partnership formed to own and operate Properties, Loans and other Permitted Investments on behalf of the Company.
“Performance Fee” shall have the meaning set forth in Section 8.02(ii).
“Permitted Investments” means all investments (other than Properties, Loans and investments acquired for purposes of cash management) in which the Company may acquire an interest, either directly or indirectly, including through ownership interests in a Joint Venture or partnership, pursuant to its Articles of Incorporation, Bylaws and the investment objectives and policies adopted by the Board from time to time.
“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c) (17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
“Property” or “Properties” means any real property or properties transferred or conveyed to the Company or the Partnership, either directly or indirectly, and/or any real property or properties transferred or conveyed to a Joint Venture or partnership in which the Company is, directly or indirectly, a co-venturer or partner.

EAST\126876847.2

“Property Manager” means an entity that has been retained to perform and carry out at one or more of the Properties property-management services, excluding persons, entities or independent contractors retained or hired to perform facility management or other services or tasks at a particular Property, the costs for which are passed through to and ultimately paid by the tenant at such Property.
“Registration Statement” means the registration statement filed by the Company with the SEC on Form S-11 (Reg. No. 333-126087), as amended from time to time, in connection with the initial public offering of the Company’s Shares.
“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.
“Sale” or “Sales” means (i) any transaction or series of transactions whereby: (A) the Company or the Partnership sells, grants, transfers, conveys, or relinquishes its ownership of any Property, Loan or other Permitted Investment or portion thereof, including the transfer of any Property that is the subject of a ground lease, and including any event with respect to any Property, Loan or other Permitted Investment that gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture or partnership in which it is, directly or indirectly, a co-venturer or partner; or (C) any Joint Venture or partnership (in which the Company or the Partnership is a co-venturer or partner) sells, grants, transfers, conveys, or relinquishes its ownership of any Property, Loan or other Permitted Investment or portion thereof, including any event with respect to any Property, Loan or other Permitted Investment that gives rise to insurance claims or condemnation awards, but (ii) not including any transaction or series of transactions specified in clause (i) (A), (i) (B), or (i) (C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties, Loans or other Permitted Investments within 180 days thereafter.
“SEC” means the United States Securities and Exchange Commission.
“Settlement” means (i) the prepayment, maturity, workout or other settlement of any Loan or other Permitted Investment or portion thereof owned, directly or indirectly, by (A) the Company or the Partnership or (B) any Joint Venture or any partnership in which the Company or the Partnership is, directly or indirectly, a partner, but (ii) not including any transaction or series of transactions specified in clause (i) (A) or (i) (B) above in which the proceeds of such prepayment, maturity, workout or other settlement are reinvested in one or more Properties, Loans or other Permitted Investments within 180 days thereafter.
“Settlement Agreement” shall have the meaning set forth in Section 8.03(ii).
“Shares” means the shares of common stock of the Company, par value $.01 per share.
“Stockholders” means the registered holders of the Shares.
“Stockholders’ 8% Return” means, as of any date, an aggregate amount equal to an 8% cumulative, non-compounded, annual return on Invested Capital (calculated like simple interest on a daily basis based on a three hundred sixty-five day year). For purposes of calculating the Stockholders’ 8% Return, Invested Capital shall be determined for each day during the period for

EAST\126876847.2

which the Stockholders’ 8% Return is being calculated and shall be calculated net of (1) Distributions of Operating Cash Flow to the extent such Distributions of Operating Cash Flow provide a cumulative, non-compounded, annual return in excess of 8%, as such amounts are computed on a daily basis based on a three hundred sixty-five day year and (2) Distributions of Cash from Sales, Settlements and Financings, except to the extent such Distributions would be required to supplement Distributions of Operating Cash Flow in order to achieve a cumulative, non-compounded, annual return of 8%, as such amounts are computed on a daily basis based on a three hundred sixty-five day year.
“Subordinated Incentive Fee” means the fee payable to the Advisor under certain circumstances if the Shares are Listed, as calculated in Section 8.05.
“Subordinated Performance Fee Due Upon Termination” means a fee payable in the form of an interest bearing promissory note (the “Performance Fee Note”) in a principal amount equal to (1) 15% of the amount, if any, by which (a) the Appraised Value of the Company’s Properties at the Termination Date, less amounts of all indebtedness secured by the Company’s Properties, plus the fair market value of all other Loans and Permitted Investments of the Company at the Termination Date, less amounts of indebtedness related to such Loans and Permitted Investments, plus total Distributions (excluding any stock dividend) through the Termination Date exceeds (b) the sum of Invested Capital plus total Distributions required to be made to the stockholders in order to pay the Stockholders’ 8% Return from inception through the Termination Date less (2) any prior payment to the Advisor of a Subordinated Share of Cash Flows. Interest on the Performance Fee Note will accrue beginning on the Termination Date at a rate deemed fair and reasonable by the Conflicts Committee. The Company shall repay the Performance Fee Note at such time as the Company completes the first Sale or Settlement after the Termination Date using Cash from Sales and Settlements. If the Cash from Sales and Settlements from the first Sale or Settlement after the Termination Date is insufficient to pay the Performance Fee Note in full, including accrued interest, then the Performance Fee Note shall be paid in part from the Cash from Sales and Settlements from the first Sale or Settlement, and in part from the Cash from Sales and Settlements from each successive Sale or Settlement until the Performance Fee Note is repaid in full, with interest. If the Performance Fee Note has not been paid in full within five years from the Termination Date, then the Advisor, its successors or assigns, may elect to convert the balance of the fee, including accrued but unpaid interest, into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election if the Shares are Listed at such time. If the Shares are not Listed at such time, the Advisor, its successors or assigns, may elect to convert the balance of the fee, including accrued but unpaid interest, into Shares at a price per Share equal to the fair market value for the Shares as determined by the Board of Directors based upon the Appraised Value of Company’s Properties on the date of election plus the fair market value of all other Loans and Permitted Investments of the Company on the date of election.
“Subordinated Share of Cash Flows” shall have the meaning set forth in Section 8.04.
“Termination Date” means the date of termination of the Agreement determined in accordance with Article 13 hereof.

EAST\126876847.2

“2%/25% Guidelines” means the requirement pursuant to the NASAA Guidelines that, in any period of four consecutive fiscal quarters, total Operating Expenses not exceed the greater of 2% of the Company’s Average Invested Assets during such 12-month period or 25% of the Company’s Net Income over the same 12-month period.
“7% Return” shall have the meaning set forth in Section 8.02(ii).
ARTICLE 2
APPOINTMENT
The Company hereby appoints the Advisor to serve as its advisor and asset manager on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.
ARTICLE 3
DUTIES OF THE ADVISOR
The Advisor is responsible for managing, operating, directing and supervising the operations and administration of the Company and its assets. The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities and to provide the Company with a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board of Directors. Subject to the limitations set forth in this Agreement, including Article 4 hereof, and the continuing and exclusive authority of the Board of Directors over the management of the Company, the Advisor shall, either directly or by engaging an Affiliate or third party, perform the following duties:
3.01 Organizational and Offering Services. The Advisor shall perform all services related to the organization of the Company or any Offering or private sale of the Company’s securities, other than services that (i) are to be performed by the Dealer Manager, (ii) the Company elects to perform directly or (iii) would require the Advisor to register as a broker-dealer with the SEC or any state.
3.02 Acquisition Services.
(i) Serve as the Company’s investment and financial advisor and provide relevant market research and economic and statistical data in connection with the Company’s assets and investment objectives and policies;
(ii) Subject to Section 4 hereof and the investment objectives and policies of the Company: (a) locate, analyze and select potential investments; (b) structure and negotiate the terms and conditions of transactions pursuant to which investments in Properties, Loans and other Permitted Investments will be made; (c) acquire, originate and dispose of Properties, Loans and other Permitted Investments on behalf of the Company; (d) arrange for financing and refinancing and make other changes in the asset or capital structure of investments in Properties, Loans and other Permitted Investments; and (e) enter into leases,

EAST\126876847.2

service contracts and other agreements for Properties, Loans and other Permitted Investments;
(iii) Perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;
(iv) Prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Directors to evaluate the proposed investments;
(v) Obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of contemplated investments of the Company;
(vi) Deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the Company’s investments; and
(vii) Negotiate and execute approved investments and other transactions, including prepayments, maturities, workouts and other settlements of Loans and other Permitted Investments.
3.03 Asset Management Services.
(i) Real Estate and Related Services:
(a) Investigate, select and, on behalf of the Company, engage and conduct business with (including enter contracts with) such Persons as the Advisor deems necessary to the proper performance of its obligations as set forth in this Agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, Property Managers and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;
(b) Negotiate and service the Company’s debt facilities and other financings;
(c) Monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company;
(d) Monitor and evaluate the performance of each asset of the Company and the Company’s overall portfolio of assets, provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;
(e) Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement,

EAST\126876847.2

financing and refinancing, marketing, leasing and disposition of Properties, Loans and other Permitted Investments on an overall portfolio basis;
(f) Consult with the Company’s officers and the Board of Directors and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;
(g) Oversee the performance by the Property Managers of their duties, including collection and proper deposits of rental payments and payment of Property expenses and maintenance;
(h) Conduct periodic on-site property visits to some or all (as the Advisor deems reasonably necessary) of the Properties to inspect the physical condition of the Properties and to evaluate the performance of the Property Managers;
(i) Review, analyze and comment upon the operating budgets, capital budgets and leasing plans prepared and submitted by each Property Manager and aggregate these property budgets into the Company’s overall budget;
(j) Coordinate and manage relationships between the Company and any co-venturers or partners; and
(k) Consult with the Company’s officers and Board of Directors and provide assistance with the evaluation and approval of potential asset dispositions, sales and refinancings.
(ii) Accounting and Other Administrative Services:
(a) Provide the day-to-day management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;
(b) From time to time, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company under this Agreement;
(c) Make reports to the Conflicts Committee each quarter of the investments that have been made by other programs sponsored by the Advisor or any of its Affiliates, including KBS Realty Advisors LLC, as well as any investments that have been made by the Advisor or any of its Affiliates directly;
(d) Provide or arrange for any administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;
(e) Provide financial and operational planning services;

EAST\126876847.2

(f) Maintain accounting and other record-keeping functions at the Company and investment levels, including information concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports, tax returns and any other information required to be filed with the SEC, the Internal Revenue Service and any other regulatory agency;
(g) Maintain and preserve all appropriate books and records of the Company;
(h) Provide tax and compliance services and coordinate with appropriate third parties, including the Company’s independent auditors and other consultants, on related tax matters;
(i) Provide the Company with all necessary cash management services;
(j) Manage and coordinate with the transfer agent the dividend process and payments to Stockholders;
(k) Consult with the Company’s officers and Board of Directors and assist the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations;
(l) Provide the Company’s officers and Board of Directors with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;
(m) Consult with the Company’s officers and Board of Directors relating to the corporate governance structure and appropriate policies and procedures related thereto;
(n) Perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law, including federal and state securities laws and the Sarbanes-Oxley Act of 2002;
(o) Notify the Board of Directors of all proposed material transactions before they are completed; and
(p) Do all things necessary to assure its ability to render the services described in this Agreement.
3.04 Stockholder Services.
(i) Manage services for and communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications;
(ii) Oversee the performance of the transfer agent and registrar; and

EAST\126876847.2

(iii) Establish technology infrastructure to assist in providing Stockholder support and service.
3.05 Other Services. Except as provided in Article 7, the Advisor shall perform any other services reasonably requested by the Company (acting through the Conflicts Committee).
ARTICLE 4
AUTHORITY OF ADVISOR
4.01 General. All rights and powers to manage and control the day-to-day business and affairs of the Company shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Agreement or the Articles of Incorporation of the Company.
4.02 Powers of the Advisor. Subject to the express limitations set forth in this Agreement and the continuing and exclusive authority of the Board of Directors over the management of the Company, the power to direct the management, operation and policies of the Company shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement.
4.03 Approval by the Board of Directors. Notwithstanding the foregoing, the Advisor may not take any action on behalf of the Company without the prior approval of the Board of Directors or duly authorized committees thereof if the Articles of Incorporation or Maryland General Corporation Law require the prior approval of the Board of Directors. The Advisor will deliver to the Board of Directors all documents required by it to evaluate a proposed investment (and any related financing).
4.04 Modification or Revocation of Authority of Advisor. The Board of Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Article 3 and this Article 4 hereof; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.
ARTICLE 5
BANK ACCOUNTS
The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such

EAST\126876847.2

account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board of Directors may approve, provided that no funds shall be commingled with the funds of the Advisor. The Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and the independent auditors of the Company.
ARTICLE 6
RECORDS AND FINANCIAL STATEMENTS
The Advisor, in the conduct of its responsibilities to the Company, shall maintain adequate and separate books and records for the Company’s operations in accordance with GAAP, which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company and shall be available for inspection by the Board and by counsel, auditors and other authorized agents of the Company, at any time or from time to time during normal business hours. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s assets from theft, error or fraudulent activity. All financial statements that the Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports that by their nature require a deviation from GAAP. The Advisor shall liaise with the Company’s officers and independent auditors and shall provide such officers and auditors with the reports and other information that the Company so requests.
ARTICLE 7
LIMITATION ON ACTIVITIES
Notwithstanding any provision in this Agreement to the contrary, the Advisor shall not take any action that, in its sole judgment made in good faith, would (i) adversely affect the ability of the Company to qualify or continue to qualify as a REIT under the Code, (ii) subject the Company to regulation under the Investment Company Act of 1940, as amended, (iii) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its other securities, (iv) require the Advisor to register as a broker-dealer with the SEC or any state, or (v) violate the Articles of Incorporation or Bylaws. In the event an action that would violate (i) through (v) of the preceding sentence but such action has been ordered by the Board of Directors of the Company, the Advisor shall notify the Board of Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given.

EAST\126876847.2

ARTICLE 8
FEES
8.01 Acquisition Fees. As compensation for the investigation, selection and acquisition (by purchase, investment or exchange) of Properties, Loans and other Permitted Investments, the Company shall pay Acquisition Fees to the Advisor for each such investment. With respect to the acquisition of a Property to be wholly owned by the Company, the Acquisition Fee payable to the Advisor shall equal 0.75% of the sum of the amount actually paid or allocated to the purchase, development, construction or improvement of such Property, inclusive of the Acquisition Expenses associated with such Property, and the amount of any debt attributable to such Property. With respect to Loans and other Permitted Investments, the Acquisition Fee payable to the Advisor shall equal 0.75% of the cost of such investment, inclusive of Acquisition Expenses associated with such investment and the amount of any debt attributable to such investment. With respect to the acquisition of Properties, Loans or other Permitted Investments through any Joint Venture or partnership in which the Company is a co-venturer or partner, the Acquisition Fee payable to the Advisor shall equal 0.75% of (i) with respect to Properties, the portion of the amount actually paid or allocated to the purchase, development, construction or improvement of the Property, inclusive of the Acquisition Expenses associated with such Property, plus the amount of any outstanding debt associated with such property that is attributable to the Company’s investment in the Joint Venture or partnership and (ii) with respect to Loans and other Permitted Investments, the cost of such investment, inclusive of Acquisition Expenses associated with such investment and the amount of any debt attributable to such investment that is attributable to the Company’s investment in the Joint Venture or partnership. Notwithstanding anything herein to the contrary, the payment of Acquisition Fees by the Company shall be subject to the limitations contained in the Company’s Articles of Incorporation. The Advisor shall submit an invoice to the Company following the closing or closings of each acquisition, accompanied by a computation of the Acquisition Fee. The Acquisition Fee payable to the Advisor shall be paid at the closing of the acquisition upon receipt of the invoice by the Company.
8.02 Asset Management Fees.
(i) Except as provided in Sections 8.02(ii) and 8.02(iii) hereof, the Company shall pay the Advisor as compensation for the services described in Section 3.03 hereof a monthly fee (the “Asset Management Fee”) in an amount equal to one-twelfth of 0.75% of the sum of the Cost of Real Estate Investments and the Cost of Loans and other Permitted Investments. The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable period. The Asset Management Fee shall be payable on the last day of such month, or the first business day following the last day of such month. The Asset Management Fee may or may not be taken, in whole or in part, as to any period in the sole discretion of the Advisor. All or any portion of the Asset Management Fees not paid as to any period shall be deferred without interest and may be taken in such other fiscal period as the Advisor shall determine.
(ii) The Asset Management Fee described in Section 8.02(i) hereof is not payable with respect to the Company’s investment in the New Leaf – KBS JV, LLC and Cost of Real

EAST\126876847.2

Estate Investments as used in Section 8.02(i) shall not include the Company’s allocable portion of its investment in the New Leaf – KBS JV, LLC. Instead, and except as provided in Section 8.02(iii) hereof, with respect to the Company’s investment in the New Leaf – KBS JV, LLC, the Company shall pay the Advisor a separate management fee (the “New Leaf-KBS Management Fee”). The New Leaf-KBS Management Fee shall be a monthly fee in an amount equal to 1/12 of 0.27% of Cost of JV Investment. The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the New Leaf-KBS Management Fee for the applicable period. The New Leaf-KBS Management Fee shall be payable on the last day of such month, or the first business day following the last day of such month. The New Leaf-KBS Management Fee may or may not be taken, in whole or in part, as to any period in the sole discretion of the Advisor. All or any portion of the New Leaf-KBS Management Fee not paid as to any period shall be deferred without interest and may be taken in such other fiscal period as the Advisor shall determine.
In addition, if at any time during the Company’s ownership of an interest in the New Leaf – KBS JV, LLC, the Company’s Funds from Operations for the period commencing January 1, 2006 through the date of any such calculation exceed an amount that is equal to a 7.0% cumulative, non-compounded, annual return on Invested Capital for the Company’s Stockholders for the period from July 18, 2006 through the date of such reimbursement (the “7% Return”), then as of the date of such calculation the Advisor shall earn a fee (the “Performance Fee”) in an amount that would make the Advisor’s cumulative fees related to the Company’s investment in the New Leaf – KBS JV, LLC (including the New Leaf-KBS Management Fee set forth above and any Performance Fee amounts already paid) equal to 0.75% of the Cost of JV Investment on an annualized basis from the date of the Company’s investment in the New Leaf – KBS JV, LLC through the date of calculation, provided that on any calculation date the Advisor shall earn only the portion of this amount that is available from the Company’s positive Funds from Operations for the period commencing January 1, 2006 through the date of any such calculation less the 7% Return.
Notwithstanding anything contained in this Section 8.02(ii), no Performance Fee will be earned unless and until the Advance described in Article 16 hereof, as amended in the future, has been repaid in full.
Notwithstanding anything in this Agreement to the contrary, (i) the Advisor, on behalf of itself and its affiliates, and its and their respective successors and assigns, as of March 20, 2012, waived the Company’s obligation to pay the Performance Fee, now or in the future, to the Advisor; and (ii) as of March 20, 2012, all provisions of this Section 8.02(ii), other than this sentence, and all other references to Section 8.02(ii) in this Agreement became of no further force and effect.
(iii) Notwithstanding anything contained in Sections 8.02(i) and 8.02(ii) to the contrary, a Property, Loan or other Permitted Investment that has suffered an impairment in value, reduction in cash flow or other negative circumstances may either be excluded from the calculation of the Cost of Real Estate Investments, the Cost of Loans and other Permitted Investments or the Cost of JV Investment or included in such calculation at a reduced value that is recommended by the Advisor and the Company’s management and

EAST\126876847.2

then approved by a majority of the Company’s independent directors, and the resulting change in the fee with respect to such investment will be applicable upon the earlier to occur of the date on which (i) such investment is sold, (ii) such investment is surrendered to a Person other than the Company, its direct or indirect wholly owned subsidiary or a Joint Venture or partnership in which the Company has an interest, (iii) the Advisor determines that it will no longer pursue collection or other remedies related to such investment, or (iv) the Advisor recommends a revised fee arrangement with respect to such investment.
8.03 Disposition Fees.
(i) Except as provided in Section 8.03(ii) hereof, if the Advisor or any of its Affiliates provide a substantial amount of services (as determined by the Conflicts Committee) in connection with a Sale, the Advisor or such Affiliate shall receive a fee at the closing (the “Disposition Fee”) equal to 1.0% of the Contract Sales Price; provided, however, that no Disposition Fee shall be payable to the Advisor for any Sale if such Sale involves the Company selling all or substantially all of its assets in one or more transactions designed to effectuate a business combination transaction (as opposed to a Company liquidation, in which case the Disposition Fee would be payable if the Advisor or an Affiliate provides a substantial amount of services as provided above). Any Disposition Fee payable under this Section 8.03 may be paid in addition to commissions paid to non-Affiliates, provided that the total commissions (including such Disposition Fee) paid to all Persons by the Company for each Sale shall not exceed an amount equal to the lesser of (i) 6.0% of the aggregate Contract Sales Price of each Property, Loan or other Permitted Investment or (ii) the Competitive Real Estate Commission for each Property, Loan or other Permitted Investment. Substantial assistance in connection with the Sale of a Property includes the Advisor’s preparation of an investment package for the Property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the Advisor in connection with a Sale.
(ii) Notwithstanding the provisions of Section 8.03(i), on August 9, 2016, with respect to Sales of the Properties that the Company indirectly received an ownership or leasehold interest in as a result of the Collateral Transfer and Settlement Agreement (the “Settlement Agreement”) with, among other parties, GKK Stars Acquisition LLC (the “GKK Properties”), that had been sold as of August 9, 2016 and for which no Disposition Fee had been paid as of August 9, 2016, and which are listed on Attachment A hereto, the Conflicts Committee hereby determined that the Advisor or its Affiliates provided a substantial amount of services in connection with the Sale of each such GKK Property listed on Attachment A and approved the payment to the Advisor of a disposition fee equal to 1.0% of the aggregate Contract Sales Price of the GKK Properties listed on Attachment A hereto.
8.04 Subordinated Share of Cash Flows. The Subordinated Share of Cash Flows shall be payable to the Advisor in an amount equal to 15% of Operating Cash Flow and Cash from Sales, Settlements and Financings remaining after the Stockholders have received Distributions of Operating Cash Flow and of Cash from Sales, Settlements and Financings such that the owners of all outstanding Shares have received Distributions in an aggregate amount equal to the sum of:

EAST\126876847.2

a.    the Stockholders’ 8% Return and
b.    Invested Capital.
When determining whether the above threshold has been met:

(A)	Any stock dividend shall not be included as a Distribution; and

(B)	Distributions paid on Shares redeemed by the Company (and thus no longer included in the determination of Invested Capital), shall not be included as a Distribution.
Following Listing, no Subordinated Share of Cash Flows will be paid to the Advisor.
8.05 Subordinated Incentive Fee. Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Fee in an amount equal to 15.0% of the amount by which (i) the market value of the outstanding Shares of the Company, measured by taking the average closing price or the average of the bid and asked price, as the case may be, over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing (the “Market Value”), plus the total of all Distributions paid to Stockholders (excluding any stock dividends) from the Company’s inception until the date that Market Value is determined, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders’ 8% Return from inception through the date Market Value is determined. The Company shall have the option to pay such fee in the form of cash, Shares, a promissory note or any combination of the foregoing. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a Subordinated Share of Cash Flows. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no other performance fee will be paid to the Advisor.
8.06 Changes to Fee Structure. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity.
ARTICLE 9
EXPENSES
9.01 General. In addition to the compensation paid to the Advisor pursuant to Article 8 hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor or its Affiliates on behalf of the Company or in connection with the services provided to the Company pursuant to this Agreement, including, but not limited to:
(i) All Organization and Offering Expenses; provided, however, that the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount spent by the Company on Organization and Offering Expenses to exceed 15% of the Gross Proceeds raised as of the date of the reimbursement and provided further that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent the Company incurred Organization and Offering Expenses exceeding 15% of the Gross Proceeds raised in the completed Offering; the

EAST\126876847.2

Company shall not reimburse the Advisor for any Organization and Offering Expenses that the Conflicts Committee determines are not fair and commercially reasonable to the Company.
(ii) Acquisition Fees and Acquisition Expenses incurred in connection with the selection and acquisition of Properties, Loans and other Permitted Investments, including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company, provided that, notwithstanding anything herein to the contrary, the payment of Acquisition Fees and Acquisition Expenses by the Company shall be subject to the limitations contained in the Company’s Articles of Incorporation;
(iii) The actual out-of-pocket cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor;
(iv) Interest and other costs for borrowed money, including discounts, points and other similar fees;
(v) Taxes and assessments on income or Properties, taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business, assets or income;
(vi) Out-of-pocket costs associated with insurance required in connection with the business of the Company or by its officers and Directors;
(vii) Expenses of managing, improving, developing, operating and selling Properties, Loans and other Permitted Investments owned, directly or indirectly, by the Company, as well as expenses of other transactions relating to such Properties, Loans and other Permitted Investments, including but not limited to prepayments, maturities, workouts and other settlements of Loans and other Permitted Investments;
(viii) All out-of-pocket expenses in connection with payments to the Board of Directors and meetings of the Board of Directors and Stockholders;
(ix) Personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described in Article 3 hereof, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that, other than reimbursement of travel and communications expenses, no reimbursement shall be made for the compensation of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives Acquisition Fees or Disposition Fees;
(x) Out-of-pocket expenses of providing services for and maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

EAST\126876847.2

(xi) Audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Board of Directors, the Conflicts Committee or any other committee of the Board of Directors;
(xii) Out-of-pocket costs for the Company to comply with all applicable laws, regulations and ordinances;
(xiii) Expenses connected with payments of Distributions made or caused to be made by the Company to the Stockholders;
(xiv) Expenses of organizing, redomesticating, merging, liquidating or dissolving the Company or of amending the Articles of Incorporation or the Bylaws; and
(xv) All other out-of-pocket costs incurred by the Advisor in performing its duties hereunder.
9.02 Timing of and Additional Limitations on Reimbursements.
(i) Expenses incurred by the Advisor on behalf of the Company and reimbursable pursuant to this Article 9 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter and shall deliver such statement to the Company within 45 days after the end of each quarter.
(ii) Notwithstanding anything else in this Article 9 to the contrary, the expenses enumerated in this Article 9 shall not become reimbursable to the Advisor unless and until the Company has raised $2.5 million in its initial public offering.
(iii) The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year unless the Conflicts Committee determines that such excess was justified, based on unusual and nonrecurring factors that the Conflicts Committee deems sufficient. If the Conflicts Committee does not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If the Conflicts Committee determines such excess was justified, then, within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Conflicts Committee, shall send to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Conflicts Committee considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board of Directors. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

EAST\126876847.2

ARTICLE 10
VOTING AGREEMENT
The Advisor agrees that, with respect to any Shares now or hereinafter owned by it, the Advisor will not vote or consent on matters submitted to the stockholders of the Company regarding (i) the removal of the Advisor or any Affiliate of the Advisor or (ii) any transaction between the Company and the Advisor or any of its Affiliates. This voting restriction shall survive until such time that the Advisor is both no longer serving as such and is no longer an Affiliate of the Company.
ARTICLE 11
RELATIONSHIP OF ADVISOR AND COMPANY;
OTHER ACTIVITIES OF THE ADVISOR
11.01 Relationship. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates. Nor shall this Agreement limit or restrict the right of any manager, director, officer, employee or equity holder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall promptly disclose to the Board of Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, that creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person.
11.02 Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in an appropriate manner consistent with the terms of this Agreement. The Company acknowledges that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company or any of its Affiliates.
11.03 Investment Opportunities and Allocation. The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company that is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character that, if presented to the Company, could be taken by the Company. In the event an investment opportunity is located, the allocation procedure set forth under the caption “Conflicts of Interest – Certain Conflict Resolution Measures – Allocation of Investment Opportunities” in the Registration Statement shall govern the allocation of the opportunity among the Company and Affiliates of the Advisor.

EAST\126876847.2

ARTICLE 12
THE KBS NAME
The Advisor and its Affiliates have a proprietary interest in the name “KBS.” The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name “KBS” during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the name “KBS” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the name “KBS” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word “KBS.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “KBS” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company.
ARTICLE 13
TERM AND TERMINATION OF THE AGREEMENT
13.01 Term. This Agreement shall have an initial term of one year from the date hereof and may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. The Company (acting through the Conflicts Committee) will evaluate the performance of the Advisor annually before renewing this Agreement, and each such renewal shall be for a term of no more than one year. Any such renewal must be approved by the Conflicts Committee.
13.02 Termination by Either Party. This Agreement may be terminated upon 60 days written notice without cause or penalty by either the Company (acting through the Conflicts Committee) or the Advisor. The provisions of Articles 1, 10, 12, 13, 15, 16 and 17 shall survive termination of this Agreement.
13.03 Payments on Termination and Survival of Certain Rights and Obligations. Payments to the Advisor pursuant to this Section 13.03 shall be subject to the 2%/25% Guidelines to the extent applicable.
(i) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination (A) all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement and (B) the Subordinated Performance Fee Due Upon Termination, provided that no Subordinated Performance Fee Due Upon Termination will be paid if the Company has paid or is obligated to pay the Subordinated Incentive Fee.

EAST\126876847.2

(ii) The Advisor shall promptly upon termination:
(a) pay over to the Company all money collected pursuant to this Agreement, if any, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(b) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(c) deliver to the Board of Directors all assets and documents of the Company then in the custody of the Advisor; and
(d) cooperate with the Company to provide an orderly transition of advisory functions.
(iii) Notwithstanding anything contained in this Section 13.03 to the contrary, the obligations of the Company and Advisor set forth in Article 16 of this Agreement shall survive termination of this Agreement.
ARTICLE 14
ASSIGNMENT
This Agreement may be assigned by the Advisor to an Affiliate with the consent of the Conflicts Committee. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board of Directors or the Conflicts Committee. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization that is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.
ARTICLE 15
INDEMNIFICATION AND LIMITATION OF LIABILITY
The Company shall indemnify, defend and hold harmless the Advisor and its Affiliates, including their respective officers, directors, equity holders, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the Company’s Articles of Incorporation. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.

EAST\126876847.2

ARTICLE 16
ADVANCE
Notwithstanding anything contained in Article 9 of this Agreement to the contrary, the Advisor hereby agrees to advance funds (the “Advance”) to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending August 31, 2010 exceeds the amount of the Company’s Funds from Operations from January 1, 2006 through August 31, 2010. Advisor further agrees that the Company will only be obligated to reimburse the Advisor for the Advance if and to the extent that the Company’s cumulative Funds from Operations for the period commencing January 1, 2006 through the date of any such reimbursement exceeds the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s Stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on Invested Capital for the Company’s Stockholders for the period from July 18, 2006 through the date of such reimbursement. Advisor understands and agrees that no interest shall accrue on the Advance being made under this Agreement.
Notwithstanding anything in this Agreement to the contrary, the Advisor, on behalf of itself and its affiliates, and its and their respective successors and assigns, as of March 20, 2012, forgave the Advance to the Company in full. Moreover, as of March 20, 2012, this Article 16 and all references thereto in this Agreement became of no further force and effect.
ARTICLE 17
MISCELLANEOUS
17.01 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws or is accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:
To the Company or the Board of Directors:
KBS Real Estate Investment Trust, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
To the Advisor:
KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 17.01.

EAST\126876847.2

17.02 Modification. This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns.
17.03 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
17.04 Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.
17.05 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
17.06 Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
17.07 Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
17.08 Titles Not to Affect Interpretation. The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
17.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[The remainder of this page is intentionally left blank.
Signature page follows.]

EAST\126876847.2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

KBS REAL ESTATE INVESTMENT TRUST, INC.

By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

KBS CAPITAL ADVISORS LLC

By: PBren Investments, L.P., a Manager

By: PBren Investments, LLC, as general partner

By:    /s/ Peter M. Bren
Peter M. Bren, Manager

By: Schreiber Real Estate Investments, L.P., a Manager

By: Schreiber Investments, LLC, as general partner

By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager

EAST\126876847.2

Attachment A

Disposition Property No. Date		Property Name	Portfolio	Portfolio Name	City	State	Rentable SF	Sale Price	Allowed Dispo Fee
RG1475	1/9/2012	3061 -Stuyvesnt Vil	GSM	Goldman Mortgage	Irvington	NJ	7,629	850,000	2,805
RG1314	1/18/2012	4311-ROANE STREET	FSI	First States Bank	Harriman	TN	22,542	280,500	-
RG1300	1/24/2012	4264-NACOGDOCHES	FSI	First States Bank	Nacogdoches	TX	39,960	394,350	-
RG1311	1/25/2012	4298-MOUNT OLIVE	FSI	First States Bank	Mount Olive	MS	6,221	27,500	-
RG1302	1/26/2012	4275 CITIZEN SQUARE	FSI	First States Bank	Dallas	GA	10,765	231,000	5,325
RG1569	2/16/2012	4566 -Vine Street	GSM	Goldman Mortgage	Paso Robles	CA	19,757	6,125,000	5,250
RG1568	2/16/2012	4565 -12th Street	GSM	Goldman Mortgage	Paso Robles	CA	9,095	2,897,000	1,825
RG1571	2/16/2012	4568 -Santa Maria	GSM	Goldman Mortgage	Santa Maria	CA	5,492	2,257,615	7,650
RG1570	2/16/2012	4567 -Arroyo Grande	GSM	Goldman Mortgage	Arroyo Grande	CA	4,017	1,420,385	7,900
RG1483	3/6/2012	3090 -Delray Square	GSM	Goldman Mortgage	Delray Beach	FL	2,604	1,715,000	2,125
RG1320	3/16/2012	4505 -London Central	FSI	First States Bank	London	KY	28,623	1,065,000	-
RG1478	3/16/2012	3077 -Dunwoody Villag	GSM	Goldman Mortgage	Dunwoody	GA	4,500	1,215,000	5,750
RG1115	3/21/2012	5157 University	BD1	BBDI	Seattle	WA	19,317	3,256,327	2,500
RG1405	3/29/2012	0049 -Moosic	GSM	Goldman Mortgage	Moosic	PA	1,860	510,000	3,025
RG1495	3/30/2012	3285 -Walnut Maynard	GSM	Goldman Mortgage	Cary	NC	2,671	1,050,000	-
RG1476	4/10/2012	3067 -Abngdn Wall	GSM	Goldman Mortgage	Abingdon	VA	11,768	1,350,000	-
RG1276	4/10/2012	4206-MADISON STREET	FSI	First States Bank	Huntsville	AL	11,805	1,050,000	2,835
RG1297	4/12/2012	4257-EAST WOOD STREET	FSI	First States Bank	Paris	TN	17,011	525,000	-
RG1262	4/17/2012	3666 -Snellville Presidential	FSI	First States Bank	Snellville	GA	3,674	2,100,000	6,563
RG1480	4/19/2012	3086 -West Manchester	GSM	Goldman Mortgage	York	PA	2,475	770,000	861
RG1549	4/20/2012	4070F -Knightdale	GSM	Goldman Mortgage	Knightdale	NC	1,666	365,000	2,100
RG1258	4/24/2012	3630 -LaFontana	FSI	First States Bank	Boca Raton	FL	5,908	4,209,761	1,150
RG1259	4/24/2012	3635 -Pembroke Pines	FSI	First States Bank	Pembroke Pines	FL	4,592	5,000,000	10,028
RG1469	4/24/2012	3024 -Cornelius	GSM	Goldman Mortgage	Cornelius	NC	5,116	3,751,309	6,300
RG1479	4/24/2012	3081 -Cotswold Branch	GSM	Goldman Mortgage	Charlotte	NC	3,800	2,504,912	3,150
RG1487	4/24/2012	3103 -Lawrenceville Suwann	GSM	Goldman Mortgage	Lawrenceville	GA	4,825	1,952,370	1,750
RG1530	4/24/2012	4043F -Tri-County #2	GSM	Goldman Mortgage	Roswell	GA	4,592	1,542,521	3,203
RG1555	4/24/2012	4085D -W. Jefferson Mn	GSM	Goldman Mortgage	W. Jefferson	NC	3,570	933,991	88,200
RG1415	4/24/2012	230 -Midland	GSM	Goldman Mortgage	Midland	NC	2,160	705,137	3,098
RG1472	4/24/2012	3034 -Cayce Office	GSM	Goldman Mortgage	Cayce	SC	2,972	1,125,000	2,153
RG1271	4/27/2012	3430 -N Washngtn Brch	FSI	First States Bank	Alexandria	VA	23,612	2,200,000	1,900
RG1309	5/1/2012	4289-BELLE CHASSE HIGHWA	FSI	First States Bank	Belle Chasse	LA	28,252	765,000	3,675
RG1492	5/3/2012	3187 -WENDOVER PLACE	GSM	Goldman Mortgage	Greensboro	NC	2,498	1,070,000	5,145
RG1406	5/3/2012	0051 -North End	GSM	Goldman Mortgage	Pottstown	PA	4,026	472,000	1,500
RG1260	5/9/2012	3655 -Douglas	FSI	First States Bank	Horton	AL	2,171	130,000	3,675
RG1417	5/10/2012	923 -Dripping Springs	GSM	Goldman Mortgage	Dripping Springs	TX	11,344	1,580,000	3,675
RG1556	5/10/2012	4034C -Merchant's Walk	GSM	Goldman Mortgage	Marietta	GA	5,400	2,605,000	1,850
RG1257	5/17/2012	3282 -Windward Parkway	FSI	First States Bank	Alpharetta	GA	3,852	3,006,668	1,350
RG1466	5/17/2012	3004 -Plantation	GSM	Goldman Mortgage	Plantation	FL	3,750	2,559,460	7,718
RG1445	5/17/2012	2513 -Beachwood	GSM	Goldman Mortgage	Beachwood	OH	4,460	2,291,229	-
RG1256	5/17/2012	3273 -Acworth Office	FSI	First States Bank	Acworth	GA	3,933	2,062,187	-
RG1471	5/17/2012	3033 -Wilmington	GSM	Goldman Mortgage	Wilmington	NC	4,375	2,055,775	2,100
RG1461	5/17/2012	2530 -Warrensville Ctr	GSM	Goldman Mortgage	Shaker Heights	OH	7,049	1,865,782	4,463
RG1453	5/17/2012	2522 -Plaza Blvd	GSM	Goldman Mortgage	Mentor	OH	4,231	1,844,547	2,454
RG1447	5/17/2012	2515 -Chagrin Blvd	GSM	Goldman Mortgage	Pepper Pike	OH	3,353	1,722,904	3,750
RG1442	5/17/2012	2510 -22481 Lakeshore	GSM	Goldman Mortgage	Euclid	OH	7,879	1,227,263	850
RG1389	5/17/2012	0107 -Broadmoor	GSM	Goldman Mortgage	Pine Bluff	AR	1,498	95,000	3,675
RG1735	5/24/2012	4616 -Port of Houston	STB	Sterling Bank	Houston	TX	10,800	650,000	-
RG1285	6/1/2012	4225-BUFORD HIGHWAY	FSI	First States Bank	Norcross	GA	12,213	425,000	4,725
RG1536	6/5/2012	4053C -Brevard Main	GSM	Goldman Mortgage	Brevard	NC	5,257	475,000	4,001
RG1482	6/19/2012	3089 -Richmond West	GSM	Goldman Mortgage	Richmond	VA	3,176	690,000	6,510
RG1434	6/20/2012	2208 -San Rafael	GSM	Goldman Mortgage	San Rafael	CA	11,089	2,500,000	4,515
RG1388	6/21/2012	0105 -Southampton	GSM	Goldman Mortgage	Southampton	PA	5,000	1,800,000	3,360
RG1423	6/25/2012	0236 -Bensalem	GSM	Goldman Mortgage	Bensalem	PA	6,150	1,115,000	1,350
RG1494	6/27/2012	3271 -Wickham Road Office	GSM	Goldman Mortgage	Melbourne	FL	3,293	1,150,000	1,400
RG1503	6/28/2012	3642 -Lake Hiawatha	GSM	Goldman Mortgage	Lake Hiawatha	NJ	1,270	955,000	4,463
RG1580	6/29/2012	5435 -Shoal Creek-Mn Bldng	GSM	Goldman Mortgage	Austin	TX	6,548	1,250,000	4,725
RG1283	7/19/2012	4220-NEW SMYRNA BEACH	FSI	First States Bank	New Smyrna Bch	FL	17,526	500,000	5,565
RG1398	7/19/2012	0015 -Cherry Hill	GSM	Goldman Mortgage	Cherry Hill	NJ	2,930	1,120,000	3,413
RG1410	7/25/2012	0062 -Runnemede	GSM	Goldman Mortgage	Runnemede	NJ	2,185	200,000	3,938
RG1485	7/31/2012	3098 -Country Club Rd	GSM	Goldman Mortgage	Harrisonburg	VA	7,440	1,176,000	1,750
RG1404	8/1/2012	0043 -Linden	GSM	Goldman Mortgage	Linden	NJ	5,605	2,915,000	650

EAST\126876847.2

RG1421	8/1/2012	0213 -Pennington	GSM	Goldman Mortgage	Pennington	NJ	6,758	1,035,000	1,850
RG1572	8/1/2012	4572 -25th Street	GSM	Goldman Mortgage	Columbus	IN	5,800	996,984	800
RG1573	8/1/2012	4573 -Brentwood	GSM	Goldman Mortgage	Columbus	IN	3,200	473,783	1,600
RG1575	8/2/2012	4575 -2nd Street	GSM	Goldman Mortgage	Seymour	IN	9,200	1,312,872	7,000
RG1574	8/2/2012	4574 -Tipton	GSM	Goldman Mortgage	Seymour	IN	6,800	916,359	9,188
RG1468	8/23/2012	3022 -Hickory View	GSM	Goldman Mortgage	Hickory	NC	3,010	1,312,500	27,038
RG1299	9/12/2012	4262-KILGORE STREET	FSI	First States Bank	Kilgore	TX	16,709	605,000	7,455
RG1263	9/17/2012	Chester Court Realty, LP	FSI	First States Bank	West Chester	PA	21,300	5,450,000	18,900
RG1804	10/12/2012	4127D-Dunn Main Office	UNC	Unencumbered	Dunn	NC	10,900	750,000	8,500
RG1269	10/26/2012	3409 -Anderson Main	FSI	First States Bank	Anderson	SC	16,977	900,000	61,250
RG1267	11/30/2012	3349 -Asheville Main	FSI	First States Bank	Asheville	NC	92,601	2,850,000	28,970
RG1255	12/7/2012	0045 -Manasquan	FSI	First States Bank	Manasquan	NJ	4,000	1,325,000	22,576
RG1809	12/27/2012	4188D-Tarboro Mn Ofc.	UNC	Unencumbered	Tarboro	NC	5,216	346,500	14,204
RG1261	1/3/2013	3665 -Cobb Parkway	FSI	First States Bank	Smyra	GA	4,033	2,305,000	17,150
RG1805	1/04/2013	4132D-Fairplains/Aban	UNC	Unencumbered	N Wilkesboro	NC	2,300	283,500	12,150
RG1742	1/9/2013	0072 -Meadowd Midrs	WC9	Wachovia 9	Reno	NV	29,049	1,625,000	32,563
RG1595	1/10/2013	3354 -Greenville Sals	PBC	PB Capital	Winterville	NC	111,898	9,134,531	5,100
RG1281	1/11/2013	4217-SOUTH DENVER	FSI	First States Bank	Russellville	AR	25,756	656,250	10,500
RG1291	1/11/2013	4237-KICKAPOO STREET	FSI	First States Bank	Lincoln	IL	18,066	86,137	13,500
RG1801	1/11/2013	4105D-Black Mountn-ACU	UNC	Unencumbered	Black Mountain	NC	2,158	210,000	10,500
RG1303	1/15/2013	4278 DOYLE STREET	FSI	First States Bank	Toccoa	GA	13,647	115,000	21,000
RG1319	1/15/2013	4431-TUSCARAWAS STREET	FSI	First States Bank	Canton	OH	55,943	1,002,750	7,700
RG1275	1/16/2013	4204-COLLEGE STREET	FSI	First States Bank	Enterprise	AL	13,162	630,000	42,098
RG1315	1/18/2013	4312-SHELBYVILLE	FSI	First States Bank	Shelbyville	TN	22,131	315,000	50,000

EAST\126876847.2

Disposition Property No. Date		Property Name	Portfolio	Portfolio Name	City	State	Rentable SF	Sale Price	Allowed Dispo Fee
RG1280	1/18/2013	4211-DEWITT HENRY DRIVE	FSI	First States Bank	Beebe	AR	10,550	175,000	37,513
RG1313	1/23/2013	4304-EAST CHURCH STREET	FSI	First States Bank	Lexington	TN	17,828	320,250	25,049
RG1322	1/23/2013	5327 -Kansas City Ops Cntr	FSI	First States Bank	Kansas City	MO	317,732	8,820,000	19,524
RG1270	1/29/2013	3418 -Sumter Main	FSI	First States Bank	Sumter	SC	14,299	309,750	15,425
RG1810	1/29/2013	4196D-Washington Cornr	UNC	Unencumbered	Washington	NC	1,916	215,250	9,340
RG1807	1/29/2013	4163D-North Mn ST-ACU	UNC	Unencumbered	Tarboro	NC	1,500	190,000	7,051
RG1282	1/29/2013	4219-MARIANNA	FSI	First States Bank	Marianna	FL	14,207	367,500	11,250
RG1296	1/29/2013	4256-EAST COLLEGE	FSI	First States Bank	Fayetteville	TN	15,848	514,500	22,000
RG1274	1/29/2013	4203-CHURCH STREET	FSI	First States Bank	Selma	AL	22,108	150,000	10,700
RG1317	1/30/2013	4429-PEARL ROAD	FSI	First States Bank	Cleveland	OH	14,123	367,500	4,720
RG1268	1/31/2013	3358 -Thomasville	FSI	First States Bank	Thomasville	NC	8,235	367,500	1,300
RG1264	1/31/2013	2534 -Bethel Ohio	FSI	First States Bank	Bethel	OH	5,228	185,000	26,050
RG1806	1/31/2013	4139D-Havelock-Abandnd	UNC	Unencumbered	Havelock	NC	5,445	135,000	30,067
RG1316	2/6/2013	4318-HILLCREST ROAD	FSI	First States Bank	Mobile	AL	17,190	771,750	25,595
RG1272	2/12/2013	3437 -Williamsburg Mn	FSI	First States Bank	Williamsburg	VA	13,892	700,000	22,912
RG1741	2/12/2013	0076 -Warminster	WC8	Wachovia 8	Warminster	PA	4,700	740,000	20,622
RG1739	2/14/2013	0063 -Scotch Plns	WC8	Wachovia 8	Scotch Plains	NJ	4,156	1,340,000	20,558
RG1745	2/25/2013	3008 -WinterPark Alm	WC9	Wachovia 9	Winter Park	FL	3,532	2,300,000	18,658
RG1743	3/4/2013	0074 -Nassau Bay	WC9	Wachovia 9	Nassau Bay	TX	32,452	3,725,000	18,445
RG1736	4/17/2013	0025 -Edisn Twnshp	WC8	Wachovia 8	Edison Twp.	NJ	4,500	2,422,000	17,229
RG1738	4/17/2013	0033 -Highland Prk	WC8	Wachovia 8	Highland Park	NJ	3,200	955,825	12,273
RG1740	4/17/2013	0069 -S. Plainfld	WC8	Wachovia 8	South Plainfiel	NJ	3,400	947,175	950
RG1310	4/18/2013	4290 LUTCHER	FSI	First States Bank	Lutcher	LA	14,275	210,000	6,500
RG1307	4/18/2013	4284 ROBINSON	FSI	First States Bank	Robinson	IL	20,330	446,250	6,900
RG1814	4/19/2013	5348-E Ridgewood Ave-Mn Bldn	UNC	Unencumbered	Ridgewood	NJ	30,611	1,800,000	25,000
RG1744	4/26/2013	3006 -Silver Lakes	WC9	Wachovia 9	Pembroke Pines	FL	3,741	3,464,000	18,000
RG1749	5/1/2013	4073D -Morganton Main	WC9	Wachovia 9	Morganton	NC	20,830	490,800	11,150
RG1279	5/3/2013	4210-CONWAY	FSI	First States Bank	Conway	AR	26,707	750,000	9,550
RG1325	05/08/2013	0116 -Orange City	FSA	FSI 6000A	Orange City	FL	4,544	1,650,000	12,500
RG1318	5/10/2013	4430 -St. Clair Avenue	FSI	First States Bank	Cleveland	OH	8,759	85,000	11,200
RG1746	5/20/2013	3038 -Indigo Run	WC9	Wachovia 9	Hilton Head	SC	8,413	4,075,000	2,000
RG1737	6/6/2013	0026 -Emmaus	WC8	Wachovia 8	Emmaus	PA	4,800	1,610,000	11,760
RG1802	6/06/2013	4111D-Calabash/Subleas	UNC	Unencumbered	Calabash	NC	2,048	610,000	29,150
RG1748	6/13/2013	4033D -Macon Main	WC9	Wachovia 9	Macon	GA	18,925	367,500	10,350
RG1295	6/28/2013	4254-PARK AVENUE	FSI	First States Bank	Aiken	SC	15,534	650,000	13,129
RG1304	7/11/2013	4279-HAPEVILLE	FSI	First States Bank	Hapeville	GA	20,327	472,500	9,970
RG1321	7/11/2013	4509 -LaPorte Main	FSI	First States Bank	LaPorte	IN	37,348	400,122	9,164
RG1747	07/15/13	4019D -Palatka	WC9	Wachovia 9	Palatka	FL	21,092	500,000	4,738
RG1273	7/16/2013	4202-ATHENS	FSI	First States Bank	Athens	AL	14,299	651,000	13,125
RG1286	7/16/2013	4229-LARKIN STREET	FSI	First States Bank	Cornelia	GA	21,786	451,500	54,500
RG1287	7/16/2013	4230-SOUTH PARK STREET	FSI	First States Bank	Carrolton	GA	13,421	336,000	7,500
RG1293	7/17/2013	4242-WOOD RIVER AVENUE	FSI	First States Bank	Wood River	IL	17,927	135,000	28,500
RG1308	7/17/2013	4285-SESSER	FSI	First States Bank	Sesser	IL	5,685	140,000	13,250
RG1294	7/18/2013	4252-CLARKSDALE	FSI	First States Bank	Clarksdale	MS	26,648	446,250	23,050
RG1284	7/23/2013	4224-WEST MAIN STREET	FSI	First States Bank	Inverness	FL	24,950	472,500	91,345
RG1298	7/23/2013	4261-FREDONIA STREET	FSI	First States Bank	Longview	TX	44,202	556,500	13,400
RG1305	7/25/2013	4280-LEE STREET	FSI	First States Bank	Jefferson	GA	8,687	341,250	23,000
RG1808	7/30/2013	4173D-Richlands/Sublse	UNC	Unencumbered	Richlands	NC	2,965	393,750	37,250
RG1288	08/06/2013	4231-NORTH HOWARD	FSI	First States Bank	Indianola	IA	24,278	175,000	24,220
RG1206	08/21/13	5373 -Broadway	BD2	BBD2	Albany	NY	111,693	3,000,000	9,558
RG1753	10/29/2013	0014 -Brkly Hghts	ONE	One off loans	Berkeley Height	NJ	3,288	1,438,264	9,472
RG1761	10/29/2013	0036 -Kenilworth	ONE	One off loans	Kenilworth	NJ	6,158	1,248,578	18,000
RG1762	10/29/2013	0048 -Millburn	ONE	One off loans	Millburn	NJ	5,180	2,413,158	34,640
RG1803	10/30/2013	4126D-Draper(Abandond)	UNC	Unencumbered	Eden	NC	1,200	2,500	16,500
RG1292	11/6/2013	4241-SPARTA	FSI	First States Bank	Sparta	IL	20,145	65,000	40,750
RG1277	11/14/2013	4208-SAND MOUNTAIN	FSI	First States Bank	Albertville	AL	8,625	185,000	16,100
RG1306	11/14/2013	4283-EAST ST LOUIS STRE	FSI	First States Bank	Nashville	IL	10,576	80,000	6,100
RG1290	11/18/2013	4235-EAST ALTON	FSI	First States Bank	East Alton	IL	13,071	160,000	5,000
RG1266	11/21/2013	3332 -Ocean Ridge	FSI	First States Bank	Boynton Beach	FL	11,391	900,000	30,000
RG1716	12/27/2013	3016 -Ballantyne	RBC	RBC Centura	Charlotte	NC	3,469	3,529,412	14,383
RG1721	1/24/2014	3039 -Sea Pines Mn	RBC	RBC Centura	Hilton Head	SC	12,350	3,529,412	12,486
RG1717	2/6/2014	3017 -Cary Preston	RBC	RBC Centura	Cary	NC	3,608	3,529,412	24,132
RG1719	3/13/2014	3031 -Wakefield FC	RBC	RBC Centura	Raleigh	NC	3,974	3,529,412	25

EAST\126876847.2

RG1278	3/26/2014	4209-CENTRAL AVENUE	FSI	First States Bank	Hot Springs	AR	99,541	2,275,000	9,000
RG1784	6/18/2014	0030 -Devon	UNC	Unencumbered	Devon	PA	2,990	700,000	35,294
RG1720	10/23/2014	3032 -Westinghouse	RBC	RBC Centura	Charlotte	NC	3,119	420,000	22,750
RG1715	11/6/2014	3009 -Winterpark Tmpl	RBC	RBC Centura	Winter Park	FL	3,532	918,750	35,294
RG1718	11/6/2014	3018 -Clemmons	RBC	RBC Centura	Clemmons	NC	4,060	2,703,750	35,294
RG1301	12/2/2014	4265-SOUTH FIRST STREET	FSI	First States Bank	Lufkin	TX	26,488	745,500	35,294
RG1312	12/2/2014	4300-COOKEVILLE	FSI	First States Bank	Cookeville	TN	54,551	1,890,000	4,200
RG1289	12/3/2014	4233-BELLEVILLE	FSI	First States Bank	Belleville	IL	45,513	250,000	2,500
RG1265	3/30/2015	3316 -Deland Main	FSI	First States Bank	Deland	FL	22,397	845,000	8,450
RG2039	4/20/2015	Chagrin Falls	CJV	Citizens JV	Chagrin Falls	OH	3,200	642,500	6,425
RG1168	7/13/2015	5273-Ft. Myers Beach-Mn Bldng	BD2	BBD2	Ft. Myers Beach	FL	12,588	1,100,000	11,000
							2,485,646	214,090,229	2,045,355

EAST\126876847.2